Exhibit 19

PROFRAC HOLDING CORP.

INSIDER TRADING POLICY

(Amended, restated and adopted as of September 30, 2025)

The Board of Directors (the “Board”) of ProFrac Holding Corp. (“ProFrac” and, together with its subsidiaries, the “Company”) has adopted this Insider Trading Policy (this “Policy”) to (i) promote compliance with U.S. insider trading laws by Company personnel and certain persons outside the Company who work with or are associated with the Company, and (ii) avoid even the appearance of unlawful or otherwise improper conduct by any such persons. Insider trading is a crime, and the penalties for violating insider trading laws include imprisonment, disgorgement of profits, civil fines, and criminal fines of up to $5 million for individuals and $25 million for corporations, as of the Effective Date of this Policy. The reason for the transaction, size of the transaction, or the amount of profit received does not have to be significant – even small insider trading violations may be monitored, aggressively investigated, and prosecuted. Accordingly, insider trading is strictly prohibited, and a violation of this Policy may result in disciplinary action by the Company including without limitation termination of employment with or service to the Company for cause.

Throughout this policy, certain key terms are defined as they arise and are bolded for your reference. Other key terms are defined on pages two and three of this Policy.

Introduction

This Policy is divided into two parts, Part A and Part B.

Part A applies to the following people (collectively, the “Covered Persons”):

•
all directors of the Company, together with their Related Persons;
•
all employees (including all officers) of the Company, together with their Related Persons; and
•
any agents, consultants and contractors to the Company, together with their Related Persons, that the Company in its sole discretion (including without limitation the discretion of the Compliance Officer) may determine from time to time should be subject to this Policy and are so advised in writing (which may be by email) as a condition to their engagement or otherwise.

Certain Covered Persons are more likely to possess material non-public information about the Company and are therefore subject to special, heightened requirements concerning transactions in Company securities, including certain pre-clearance procedures, which are specified in Part B of this Policy.

Part B of this Policy applies to the following Covered Persons:

•
all Section 16 Reporting Persons, together with their Related Persons; and
•
certain other Persons who may be designated as such by the Company or the Compliance Officer from time-to-time in writing (which may be by email) (“Designated Individuals”), together with their Related Persons.

The Company reserves the right to amend or rescind this Policy or any portion of it at any time and to adopt different policies and procedures at any time. In the event of any conflict or inconsistency between this Policy and any other materials distributed by the Company (including without limitation any

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Company code of conduct or ethics, or any employee handbook), this Policy shall govern. If a law conflicts with this Policy, you must comply with the law.

Definitions

Throughout this policy, certain key terms are defined as they arise and are bolded for your reference. Other key terms are defined as follows:

•
“Compliance Officer” means the Company’s principal internal legal professional and/or such other individuals as may be designated by the Compliance Officer or the Company from time to time. As of the Effective Date, Steven Scrogham, the Company’s Chief Legal Officer, Chief Compliance Officer and Corporate Secretary, serves as the Compliance Officer for purposes of this Policy.
•
“Effective Date” means the effective date of this Policy, which is September 30, 2025, the date this Policy was amended, restated and adopted by the Board.
•
“ESPP” means the ProFrac Holding Corp. 2025 Employee Stock Purchase Plan, as it may be amended, modified, supplemented, or replaced from time to time, including without limitation, any other plan of ProFrac Holding Corp. qualifying as an “Employee Stock Purchase Plan” pursuant to federal Internal Revenue Code Section 423 (as it may be amended from time to time).
•
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
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“Family Member” means the following persons: family members who reside with a Covered Person (including a spouse or domestic partner, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and anyone with an in-law relationship to the Covered Person); anyone else (other than a tenant or employee) who lives in a Covered Person’s household; and any family members who do not live in a Covered Person’s household but are financially dependent on a Covered Person or whose transactions in securities are controlled by a Covered Person.
•
“Flotek” means Flotek Industries, Inc.
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“Incentive Plan” means the ProFrac Holding Corp. 2022 Long Term Incentive Plan, as it may be amended, modified, supplemented or replaced from time to time, including without limitation, any similar incentive plan adopted by the Company from time to time pursuant to which the Company may provide equity incentives as compensation to eligible participants.
•
“Other Controlled Persons” means any other persons (including relatives and non-relatives) or entities whose investments are controlled, directly or indirectly, by any Covered Person, including without limitation any legal entities, such as corporations, partnerships or trusts, that are controlled, directly or indirectly, by such Covered Person.
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“person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization or other entity of whatever nature.
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“Related Persons” means, with respect to any Covered Person, such Covered Person’s Family Members and Other Controlled Persons, collectively.
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“SEC” means the United States Securities and Exchange Commission.
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“Section 16 Reporting Persons” means, collectively, (i) officers of the Company who have been designated as ProFrac officers for purposes of Section 16 of the Exchange Act and (ii) all directors of the Company. For the avoidance of doubt, unless otherwise expressly designated, this Policy does not apply to any person required to file Section 16 reports with respect to ProFrac solely

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due to the fact that such person is a “ten percent beneficial owner,” as such term is defined under Rule 16a-2 promulgated under the Exchange Act.
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“securities” of any company include, without limitation, common stock, options to buy or sell common stock, preferred stock, warrants, convertible securities, debt securities (such as debentures, bonds and notes), and derivative securities relating to a company’s common stock, whether or not issued by that company (such as exchange-traded options).
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“securities of the Company” or “Company securities” means securities of ProFrac and any of its subsidiaries, including without limitation Flotek as of the Effective Date.

Part A

I.
Statement of Policy
A.
Trading on Material Non-Public Information is Prohibited

Covered Persons may not buy, sell or otherwise trade in the securities of the Company, directly or indirectly, while they are aware of material non-public information relating to the Company. Similarly, a Covered Person may not buy, sell or otherwise trade in the securities of any other company, directly or indirectly, if the Covered Person is aware of material non-public information about such other company that was obtained through such Covered Person’s employment with or service to the Company. Such other companies could include, for example and without limitation: competitors of the Company; persons with which the Company does business or is exploring doing business; the Company’s customers, vendors, suppliers, agents, consultants, joint-venture partners or strategic partners; and persons with which the Company may negotiate from time to time.

The only exceptions to these prohibition are transactions made pursuant to a pre-cleared and approved trading plan that complies with SEC Rule 10b5-1, as described in Section IV of this Part A below, or transactions that are otherwise permitted pursuant to this Policy, including the “Exceptions” portion of this Policy.

B.
“Tipping” Material Non-Public Information is Prohibited

Covered Persons may not pass material non-public information on to others or recommend to anyone the purchase or sale of any securities when they are aware of such information. This practice, known as “tipping,” also violates the securities laws and can result in the same civil and criminal penalties that apply to insider trading, even if a Covered Person does not trade and did not gain any benefit from another’s trading. This prohibition on tipping applies to material non-public information about the Company and also to material non-public information about any other company if the Covered Person became aware of that information through such Covered Person’s employment with or service to the Company. Covered Persons may not disclose material non-public information except in accordance with the Company’s policies regarding disclosure of information. See Section E of Part A of this Policy for more information.

C.
Related Persons

Covered Persons are responsible for the transactions of their respective Related Persons. Therefore, each Covered Person should make their Related Persons aware of the need to confer with such Covered Person before they trade in securities subject to this Policy. Covered Persons should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were for

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their own account. This Policy does not, however, apply to personal securities transactions of Family Members of Covered Persons where the trading decision is made by a third party not controlled by a Covered Person or a Covered Person’s Family Members. Please note that Part B of this Policy applies to trading by Related Persons of Section 16 Reporting Persons and Designated Individuals.

D.
Material Non-Public Information

Insider trading prohibitions apply to information that is “material” and “non-public.” It is important to note that the SEC takes the view that the mere fact that someone is aware of material non-public information is enough to bar that person from trading; it is no excuse that their reasons for trading were not based on that information.

1.
Materiality. Information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell, or hold a security or where the information is likely to have a significant effect on the market price of a security. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all the facts and circumstances, and is often evaluated by enforcement authorities with the benefit of hindsight. Both positive and negative information may be material. Because trading that receives scrutiny will be evaluated after the fact, questions concerning the materiality of particular information should often be resolved in favor of materiality, and trading should be avoided. Possible material information or events include, but are not limited to:
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Unreported financial results, including earnings releases;
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Projections of future operating performance, future earnings or losses, or other earnings guidance;
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Changes to previously announced earnings guidance, or the decision to suspend earnings guidance;
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A pending or proposed merger, acquisition, tender offer or other strategic transaction;
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A pending or proposed acquisition or disposition of a significant asset;
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A pending or proposed joint venture;
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Significant related party transactions;
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A change in dividend policy, the declaration of a stock split, or an offering of additional securities;
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Bank borrowings, equity raises, changes to existing financing arrangements, or other financing transactions out of the ordinary course;
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The establishment of a repurchase program for a company’s securities;
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A change in management or in membership of a company’s board;
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Development (or release) of a significant new product, process, or service, or changes in a company’s pricing or cost structure or marketing strategy;
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Pending or threatened significant litigation, or the resolution of such litigation;
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Impending bankruptcy or the existence of severe liquidity problems;
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The gain or loss of a significant customer or supplier;
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Pending regulatory action;
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The imposition of a ban on trading in a company’s securities;
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New major contracts or finance sources, or the loss thereof;
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A change in auditors or notification that an auditor report can no longer be relied upon; or
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Major cybersecurity risks or incidents, including vulnerabilities and breaches.

This list is not exhaustive, and depending on the circumstances other types of information may be material at any given time. If a Covered Person is unsure whether information is material, he or she should consult the Compliance Officer before making any decision to disclose such information, or

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to trade in or recommend any securities to which that information relates. For purposes of this Policy, material information about the Company includes any material information about the Company’s subsidiaries (including Flotek).

In all cases, the responsibility for determining whether an individual is in possession of material non-public information rests with that individual, and any action on the part of the Company, the Compliance Officer, or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws.

2.
Non-Public Information. Information will be considered to be publicly available—in other words, it will not be considered “non-public” information—only after it has been released to the public through appropriately broad channels and enough time has passed to allow the investment market to absorb and evaluate the information. “Appropriately broad channels” include, for example, dissemination of the information by means of a press release through a broadly distributed newswire service, a publicly accessible conference call, or public disclosure documents filed with the SEC that are available on the SEC’s website. As a general rule, information is considered to have been absorbed and evaluated by the investment market following completion of at least one full trading day after the information is released. Non-public information may include, but is not limited to:
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Information available only to a select group of people who are required by contract, law or otherwise to keep such information confidential;
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Undisclosed information that is the subject of rumors, even if the rumors are widely circulated; and
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Information that a company is required to keep confidential until a public announcement of the information has been made and enough time has passed to allow the investment market to absorb and evaluate the information.
E.
Confidentiality and Improper Disclosure

The Company has authorized only certain individuals to publicly release material non-public information. For more information, see the Company’s Regulation Fair Disclosure Policy.1 Unless a Covered Person is expressly authorized by the Company to do so, such person may not discuss material non-public information with anyone outside the Company. If such information is improperly disclosed, the Company may be forced to release it publicly. Such forced disclosure could have adverse effects for the Company. For example, an improper disclosure that results in a news story about a pending acquisition may require the public release of plans that could upset the transaction. Accordingly, Covered Persons must avoid discussing such information in public or with people outside the Company and must ensure that documents containing sensitive information about the Company remain secure and confidential.

The same restrictions apply to confidential information about any other company if the Covered Person is aware of material non-public information about such other company that was obtained through such Covered Person’s employment with or service to the Company. All Covered Persons should treat material non-public information about such other companies with the same care required with respect to the Company’s material non-public information. Information that is not material to the Company may nevertheless be material to such other company.

F.
Types of Securities Covered by this Policy

Although any material non-public information a Covered Person possesses will most likely relate to the common stock of a company, companies may from time to time issue other securities, such as

1 ProFrac to confirm name/use/accessibility of policy.

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preferred stock or debt securities, that are traded and, therefore, such other securities are also subject to this Policy. See the definition of “securities” on page [three], above, for examples of other securities covered by this Policy.

G.
Flotek Industries, Inc.

As of the Effective Date, Flotek is a majority-owned, publicly-traded subsidiary of ProFrac, and Flotek’s common stock is traded on the New York Stock Exchange. With respect to Flotek, until such time as the Company or the Compliance Officer communicates otherwise in writing (which may be by email):

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Flotek is a subsidiary of ProFrac for purposes of this Policy.
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Trading by Covered Persons in the securities of Flotek (and its subsidiaries) is subject to this Policy to the same extent as is trading in securities of ProFrac (and its other subsidiaries).
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Part B of this Policy applies to trading in the securities of Flotek (and its subsidiaries) by Section 16 Reporting Persons and Designated Individuals. This means that such persons must seek pre-clearance before trading in securities of Flotek (and its subsidiaries) to the same extent as trading in securities of ProFrac (and its other subsidiaries).
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ProFrac acknowledges that Flotek maintains its own insider trading policy. Accordingly, and notwithstanding anything in this Policy to the contrary (including without limitation that Flotek is a subsidiary of ProFrac for purposes of this Policy), this Policy does not apply to Flotek’s directors, officers and employees in their capacities as such.
II.
Other Trading Restrictions

The Company considers it improper and inappropriate for Covered Persons to engage in short-term or speculative transactions in Company securities or in other transactions in Company securities that may lead to inadvertent violations of applicable insider trading laws. Accordingly, any transactions of this sort by Covered Persons are subject to the guidelines set forth in this Section II.

A.
Speculating

Covered Persons may not undertake speculative transactions in securities of the Company, which may include buying with the intention of quickly reselling such securities or selling securities of the Company with the intention of quickly buying such securities (other than in connection with the acquisition and sale of shares issued under the Company’s Incentive Plan or any other Company benefit plan or arrangement).

B.
Short Sales

Short sales of Company securities (i.e., sales of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value, and therefore might signal to the market that the seller lacks confidence in the Company’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve the Company’s performance. For these reasons, This Policy prohibits Covered Persons from engaging in short sales of Company securities, including sales with delayed delivery (which are sometimes referred to as “sales-against-the-box”). In addition, Section 16(c) of the Exchange Act prohibits directors and executive officers of the Company from engaging in short sales of Company securities.

C.
Publicly Traded Options

Given the relatively short term of publicly-traded options, transactions in options may create the appearance that a Covered Person is trading based on material non-public information or focus a Covered

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Person’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, Covered Persons may not engage in transactions in publicly traded options on Company securities (such as puts, calls and other derivative securities) on any exchange or in any other organized market.

D.
Standing Orders

Covered Persons may not place standing orders that extend beyond the date the order is placed (except under an approved Rule 10b5-1 plan in accordance with Section IV below or as otherwise permitted under this Policy, including the “Exceptions” portion of this Policy). A standing order placed with a broker to sell or purchase stock at a specified price leaves the person who placed the order with no control over the timing of the transaction. As a result, a standing order transaction executed by a securities broker when a Covered Person is aware of material non-public information may result in unlawful insider trading even if the standing order was placed at a time when such Covered Person did not possess material non-public information.

E.
Margin Accounts and Pledges

Covered Persons may not pledge any Company securities as collateral for a loan, and such persons may not hold Company securities as collateral in a margin account. Under such arrangements, securities may be sold at certain times without the security holder’s consent, and therefore the security holder does not necessarily have control over the timing of such sales. Depending on the circumstances, a margin or foreclosure sale that occurs while a Covered Person is in possession of material non-public information may result in unlawful insider trading.

F.
Hedges and Monetization Transactions

Covered Persons may not engage in hedging or monetization transactions, through transactions in Company securities or through the use of financial instruments designed for such purpose, such as prepaid variable forwards, equity swaps, total return swaps, collars and exchange funds. Such hedging and monetization transactions may result in a person becoming the beneficial owner of such Company securities without taking on the full risks and rewards of ownership, and therefore such person’s interests may not align with those of the Company’s stockholders generally.

III.
Transactions Under Company Benefit Plans

Insider trading laws also restrict the ability of Covered Persons to engage in certain transactions under the Company’s benefit plans, as described in this Section III.

A.
Restricted Stock and Restricted Stock Unit Awards

Covered Persons may be granted stock-based compensation awards, including restricted stock and restricted stock units, under the Company’s Incentive Plan. This Policy does not apply to the vesting of restricted stock or restricted stock units, or to the exercise of a tax withholding right pursuant to which a Covered Person elects to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock or restricted stock unit; provided that any such exercise by Section 16 Reporting Persons or Designated Individuals is subject to the pre-clearance procedures set forth in Section I of Part B of this Policy.

This Policy does apply, however, to any market sale of restricted stock following the date the restrictions on the restricted stock award lapse, and to any market sale of stock issued upon vesting of restricted stock units, including in both cases for the purpose of generating the cash needed to satisfy tax withholding requirements.

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B.
Stock Option Exercises

Covered Persons may also be granted stock options under the Company’s Incentive Plan. This Policy does not apply to the exercise of an employee stock option acquired pursuant to the Company’s Incentive Plan, or to the exercise of a tax withholding or similar right pursuant to which a Covered Person elects to have the Company withhold shares subject to an option to satisfy tax withholding requirements and/or the exercise price of an option; provided, that any such exercises by Section 16 Reporting Persons or Designated Individuals are subject to the pre-clearance procedures set forth in Section I of Part B of this Policy.

This Policy does apply, however, to the sale of any stock issued upon the exercise of Company stock options, to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to satisfy tax withholding requirements or to pay the exercise price of an option.

C.
Employee Stock Purchase Plan

Covered Persons may be granted the opportunity to enroll in the Company’s ESPP, which enables employees to purchase Company securities pursuant to the terms and conditions of the ESPP. This Policy does not apply to purchases of Company securities resulting from the Covered Person’s periodic contribution of money to the ESPP pursuant to the election the Covered Person made at the time of his or her enrollment in the ESPP.

This Policy does apply, however, to a Covered Person’s election to participate in the ESPP for any enrollment period, to any changes made to the Covered Person’s elections under the ESPP during the offering period, and to the Covered Person’s sales of Company securities purchased pursuant to the ESPP.

IV.
Rule 10b5-1 Plans

Transactions in Company securities under a plan that complies with Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”) are not subject to this Policy’s prohibition against trading while in possession of material non-public information or the prohibition on trades during blackout periods (described in Part B below). In general, a Rule 10b5-1 Plan must be entered into at a time when the Covered Person is not aware of material non-public information. The SEC likely will not view a Rule 105b-1 Plan as valid if the Covered Person had material non-public information when entering into the plan or amending a previously adopted plan. Once a Rule 10b5-1 Plan is adopted, the Covered Person must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. In addition, the Rule 10b5-1 Plan must either specify (including by formula) the amount, pricing and timing of transactions in advance, or delegate discretion on those matters to an independent third party. The Rule 10b5-1 Plan must include, and subject the Covered Person to, the applicable cooling-off periods prescribed under applicable securities law before any trades under the Rule 10b5-1 Plan may be effected. All Rule 10b5-1 Plans and all amendments to such plans must be pre-cleared in advance and approved in writing by the Company’s Compliance Officer. The Company retains the right to reject and not permit the adoption of a Rule 10b5-1 Plan for any reason.

V.
Gift-Giving

Covered Persons may make bona fide gifts or donations of Company securities at any time (including transfers of Company securities made to trusts for estate planning purposes), unless the Covered Person making the gift or donation knows or is reckless in not knowing that the recipient intends to sell the Company securities while the Covered Person is aware of material non-public information. Gifts of Company securities by Section 16 Reporting Persons and Designated Individuals are subject to the pre-

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clearance procedures set forth in Section I of Part B of this Policy and, if any such person maintains control over the timing of the sale of any gifted or donated Company security, any such sales are subject to the blackout periods discussed in Section II of Part B of this Policy.

VI.
Post-Termination Transactions

If Covered Persons are aware of material non-public information about the Company when their employment or service relationship terminates, such Covered Persons may not trade in Company securities until that information has been publicly released and enough time has passed to allow the market to absorb such information, as described in Section I of this Part A above. This same policy also applies to any other company if the Covered Person is aware of material non-public information about such other company that was obtained through such Covered Person’s employment with or service to the Company.

VII.
The Consequences of Insider Trading

Individuals who trade on material non-public information or engage in tipping may be subject to severe civil and criminal penalties. These penalties can apply even if the individual is not a director or officer of the Company. The SEC is generally responsible for enforcing the law in this area, and takes all violations very seriously. As of the Effective Date, penalties for violating the insider trading laws include, but are not limited to:

•
Civil and Criminal Penalties. Potential penalties for insider trading or tipping violations include, but are not limited to (i) imprisonment for up to 20 years, (ii) criminal fines of up to

$5,000,000, and (iii) civil fines of up to three times the profit gained or loss avoided.

•
Controlling Person Liability. If the Company or management fail to take appropriate steps to prevent illegal insider trading, they may have “controlling person” liability for a trading violation, with civil penalties of up to the greater of $1,000,000 and three times the profit gained or loss avoided, as well as a criminal penalty of up to $25,000,000. The civil penalties can extend personal liability to the Company’s directors, officers and other supervisory personnel if they fail to take appropriate steps to prevent insider trading.
•
Company Sanctions. Failure to comply with this Policy may also subject you to Company-imposed sanctions, including without limitation termination of your employment or other relationship with the Company for cause, whether or not your failure to comply with this Policy results in a violation of law.

A conviction or finding of liability for insider trading can also result in individuals being banned generally from employment in the securities or financial industries or other employment, and even a mere allegation of insider trading can result in severe harm to their professional and personal reputations.

From time to time a Covered Person may be required to forgo a proposed transaction, even if he or she planned to make the transaction before learning of material non-public information and even though he or she believes he or she may suffer an economic loss or forgo anticipated profit. A transaction that may seem necessary or justifiable for independent reasons (including a need to raise money for a personal financial emergency) is neither an exception to this Policy nor a safeguard against prosecution for violating insider trading laws.

VIII.
Certification

All Company Covered Persons will be required to certify their understanding of and intent to comply with this Policy by means of the Certification attached as Appendix A hereto. Section 16 Reporting Persons and Designated Individuals may be required to certify on an annual basis that they have complied with this Policy.

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Part B

Part B of this Policy applies only to Section 16 Reporting Persons and Designated Individuals, together with their Related Persons.

I.
Pre-Clearance Procedures

Section 16 Reporting Persons and Designated Individuals, together with their Related Persons, may not engage in any transaction involving Company securities (including an Incentive Plan transaction such as an option exercise, a gift, loan, pledge or hedge, contribution to a trust or any other transfer) without first obtaining pre-clearance of the proposed transaction from the Compliance Officer. This pre-clearance requirement also applies to any proposed transaction in securities of Flotek in accordance with Section I.G. of Part A of this Policy.

A request for pre-clearance should be submitted to the Compliance Officer in writing (which may be by email) at least two business days before the proposed transaction. A request for preclearance should contain a description of the proposed transaction, the date of the proposed transaction and the number of shares or other securities involved in the transaction. A Section 16 Reporting Person requesting pre-clearance should also indicate whether he or she has effected any other transactions within the past six months, and should be prepared to report the proposed transaction with the SEC on an appropriate form, as described further below. Company affiliates requesting pre-clearance should also be prepared to comply with SEC Rule 144 and file a Form 144, if necessary, at the time of any sale.

If the Compliance Officer approves the request, such approval will be in writing (which may be by email). The Compliance Officer is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction.

If a pre-clearance request is denied, the requester should refrain from engaging in the transaction, or any similar transaction, and should not inform any other person of the restriction.

If a pre-clearance request is granted, such pre-clearance is effective only for five business days following receipt of the pre-clearance. If the transaction is not executed during that period, another request for pre-clearance must be submitted in accordance with the procedures set forth above. The Compliance Officer must be notified in writing (which may be by email) following completion of a pre-cleared trade. Pre-clearance does not, in any circumstance, relieve Covered Persons of their legal obligation to refrain from trading while in possession of material non-public information. In other words, even if pre-clearance is received, a Covered Person may not engage in the pre-cleared transaction if he or she becomes aware of material non-public information or becomes subject to a blackout period or other trading restriction.

The Compliance Officer (or its designee) may not execute any transaction in Company securities or other securities subject to this Policy unless the Executive Chairman (or its designee) has approved the transaction(s) in accordance with the procedures set forth above.

This pre-clearance procedure is designed, in part, to avoid violations of Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires that certain transactions in Company securities must be reported on Form 4 and filed with the SEC within two business days following the date of the transaction. This Policy requires not only pre-clearance of transactions in Company securities, but also advance notification of sufficient details of the transaction to give the Company time to prepare and file the required reports within the applicable deadline. Due to the short, two-business day period in which to file the reports, the Company may have the Form 4 executed and filed with the SEC on your behalf using the power of attorney that you have granted to the Company for this purpose. Please contact the Company immediately if you believe there may be any errors in a filing.

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Section 16(b) of the Exchange Act provides that Section 16 Reporting Persons are liable to the Company for any short-swing profits resulting from a non-exempt purchase and sale, or sale and purchase, of Company securities that occur within a period of less than six months.

Although compliance with Section 16(a), Section 16(b), and this Policy in general is the individual legal responsibility of each Section 16 Reporting Person, the pre-clearance of all trades will allow the Company to assist in avoiding any inadvertent violations of insider trading laws and this Policy.

II.
Blackout Periods

A “blackout period” is a period during which Section 16 Reporting Persons and Designated Individuals, together with their Related Persons, may not transact in Company securities, subject to any express exceptions set forth in this Policy. However, even if a blackout period is not in effect, no Covered Person may trade in Company securities while in possession of material non-public information about the Company, except pursuant to a pre-cleared and approved Rule 10b5-1 Plan, or as otherwise permitted under this Policy, including the “Exceptions” portion of this Policy.

A.
Quarterly Earnings Blackout Periods

The Company’s announcement of its quarterly financial results almost always has the potential to have a material effect on the market for Company securities. To avoid even the appearance of trading while aware of material non-public information, Section 16 Reporting Persons and Designated Individuals, together with their Related Persons, may not transact in Company securities during the period beginning two weeks before the end of the Company’s fiscal quarter or year end, and ending following the completion of one full trading day after the Company’s issuance of its quarterly or annual earnings release. Regular trading hours are typically 9:30 a.m. to 4:00 p.m. Eastern Time. So, for example, if a quarterly or annual earnings release is issued at:

•
8:00 a.m., Eastern Time on Monday (i.e., before trading commences on the day of release), then trading may commence at the opening of regular trading hours on Tuesday;
•
10:00 a.m., Eastern Time, on Monday (i.e., after trading has commenced on that day), then trading may commence at the opening of regular trading hours on Wednesday; or
•
5:00 p.m., Eastern Time, on Monday (i.e., after trading has ended on the day of release), then trading may commence at the opening of regular trading hours on Wednesday.

Section 16 Reporting Persons and Designated Individuals, together with their Related Persons, should assume that they will not be pre-cleared to trade in Company securities during these quarterly blackout periods.

The Company may on occasion issue interim earnings guidance or other potentially material information by means of a press release, a filing with the SEC on Form 8-K or other means designed to achieve widespread dissemination of the information. Trades are unlikely to be pre-cleared while the Company is in the process of assembling the information to be released and until the information has been released and fully absorbed by the market, which will generally be at least one full trading day after the information has been released.

B.
Event-Specific Blackout Periods

The Company reserves the right to impose trading blackout periods from time to time when, in the judgment of the Company, a blackout period is warranted. A blackout period may be imposed for any reason, including the Company’s potential involvement in a material transaction, the anticipated issuance

Exhibit 19

of interim earnings guidance or other material public announcements. The existence of an event-specific blackout period may not be announced Company-wide, and may be announced only to those who are aware of the transaction or event giving rise to the blackout period. If a Section 16 Reporting Person or Designated Individual is made aware of the existence of an event-specific blackout period, such person should not disclose the existence of such blackout period to any other person. Individuals that are subject to event-specific blackout periods will be contacted when these periods are instituted from time to time. The failure of the Compliance Officer to designate a person as being subject to an event-specific blackout will not relieve that person of the obligation not to trade while aware of material non-public information.

Exceptions

Notwithstanding anything in this Policy to the contrary, in certain limited circumstances a transaction otherwise prohibited by any portion of this Policy (including Part A and Part B) may be permitted if the Compliance Officer determines that the transaction is not inconsistent with the purposes of this Policy.

Exhibit 19

Appendix A

CERTIFICATION

I have read and understand the Insider Trading Policy (the “Policy”) of ProFrac Holding Corp. (together with its subsidiaries, the “Company”). I understand that the Company’s Compliance Officer is available to answer any questions I may have regarding the Policy.

I understand that I have ethical and legal obligations to maintain the confidentiality of information about the Company and to not engage in transactions in Company securities while in possession of material non-public information.

I understand that I am responsible for making sure that (1) I comply with the Policy, and (2) any of my family members, household members or entities whose transactions I control that are subject to the Policy, also comply with the Policy.

I agree to comply with the Policy in all respects during my employment or other relationship with the Company.

I understand that my failure to comply in all respects with the Policy is a basis for termination for cause of my employment or other relationship with the Company.

Date: Signature: Name:

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